UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 27, 2014

RALPH LAUREN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-13057	13-2622036
(Commission File Number)	(IRS Employer Identification No.)

650 MADISON AVENUE, NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 318-7000

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 27, 2014, Ralph Lauren Corporation (the “Company”) and Roger N. Farah, the Company’s Executive Vice Chairman, entered into an amendment (the “Amendment”) to the Amended and Restated Employment Agreement, effective November 1, 2013, between Mr. Farah and the Company.  Pursuant to the Amendment, Mr. Farah may elect to cancel the remaining portion of his outstanding vested restricted stock units that were granted him on July 1, 2004 (“RSUs”) in exchange for a credit to his deferred compensation account equal to the product of the number of cancelled RSUs multiplied by the fair market value of a share of the Company’s Class A common stock on the date of cancellation; provided, that such election to cancel the RSUs must be effective not later than May 30, 2014.

The foregoing description of the Amendment is qualified in its entirety by the Amendment which is attached hereto as Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1	Amendment No. 1 to the Amended and Restated Employment Agreement, made effective as of May 27, 2014, between Ralph Lauren Corporation and Roger N. Farah.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RALPH LAUREN CORPORATION

Date: May 29, 2014	By:	/s/ Christopher H. Peterson
	Name:	Christopher H. Peterson
	Title:	Executive Vice President,
Chief Administrative Officer and
Chief Financial Officer

EXHIBIT INDEX

Exhibits	Description
10.1	Amendment No. 1 to the Amended and Restated Employment Agreement, made effective as of May 27, 2014, between Ralph Lauren Corporation and Roger N. Farah.